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                                                                   Exhibit 23(a)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Marsh & McLennan Companies, Inc. on Form S-3 (Registration File No. 333-25069) of our reports dated February 26, 1997 (March 12, 1997 as to the last paragraph of Note 3), appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1996 and to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


                                            /s/ Deloitte & Touche LLP
                                            ------------------------------------


                                              Deloitte & Touche LLP


New York, New York


April 25, 1997